EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot First-Quarter Financial Results Exceed Expectations

BEDFORD, Mass., Apr. 21, 2015 - iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the first quarter ended March 28, 2015.

“Our first quarter results exceeded our expectations. Home Robot revenue was up slightly over last year while Defense & Security Robot revenue grew 17%. We are off to a good start in 2015 as we weather global macros and invest to drive Home Robot growth,” said Colin Angle, chairman and chief executive officer of iRobot.

“Based on our Q1 results and our outlook for the rest of 2015, we continue to expect revenue of $625 to $635 million, driven by Home Robot growth. We are reducing the high end of our EPS and Adjusted EBITDA ranges and now expect EPS of between $1.25 and $1.35, and adjusted EBITDA of $85 to $90 million, or approximately 14% of revenue. These expectations reflect our confidence that Home Robot revenue will grow 11-13% driven by growth in the United States and China, and our incremental marketing investments to strengthen awareness and support our international partners.”

Financial Results

•	Revenue for the first quarter of 2015 was $118.0 million, compared with $114.2 million for the first quarter of 2014.

•	Net income for the first quarter of 2015 was $4.8 million, compared with net income of $5.3 million for the first quarter of 2014.

•	Quarterly earnings per share were $0.16, compared with earnings per share of $0.18 in the first quarter of 2014.

•	Adjusted EBITDA for the first quarter of 2015 was $13.1 million, compared with $14.2 million in the first quarter of 2014.

Business Highlights

•	International Home Robot revenues were up 5% year over year driven by growth in EMEA and China from higher Roomba 800 sales.

•	Defense & Security revenues grew 17% in Q1 2015 from Q1 2014, and more than 70% of revenue was from spares and support.

•
We recently installed multiple Ava 500 robots at Fidelity Investments FCAT center in Boston for various applications including collaboration and FCAT tours for internal and external customers as well as partners.

Financial Expectations

Management provides the following expectations with respect to the second quarter ending June 27, 2015 and fiscal year ending January 2, 2016.

Q2 2015:
Revenue	$143 - $146 million
Earnings Per Share	$0.02 - $0.06
Adjusted EBITDA	$8 - $10 million

Fiscal Year 2015:	Current	Prior
Revenue	$625 - $635 million	$625 - $635 million
Earnings Per Share	$1.25 - $1.35	$1.25 - $1.45
Adjusted EBITDA	$85 - $90 million	$85 - $95 million

First-Quarter Conference Call

iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the first fiscal quarter 2015, business outlook, and outlook for second-quarter and fiscal year 2015 financial performance. Pertinent details include:

Date:	Wednesday, April 22, 2015
Time:	8:30 a.m. ET
Call-In Number:	847-619-6396
Passcode:	38036249

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-eventDetails&EventId=5168625. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through April 30, and can be accessed by dialing 630-652-3042, passcode 38036249#.

About iRobot Corp.
iRobot designs and builds robots that empower people to do more. The company’s home robots help people find smarter ways to clean, its defense & security robots protect those in harm’s way, and its remote presence robots enable virtual presence from anywhere in the world. iRobot’s consumer and military robots feature proprietary technologies incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance, future operating performance and growth, outlook for and future performance of our businesses, the impact of our investments to develop robotic technology, the impact of our marketing investments, and anticipated revenue, earnings per share and Adjusted EBITDA for fiscal year 2015 and the second quarter ending June 27, 2015. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, market acceptance of our products, our dependence on the U.S. federal government and government contracts, the timing of government contracts and orders, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This press release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, merger and acquisition expense, net intellectual property litigation expense, and restructuring expense. A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 28, 2015	March 29, 2014
Revenue	$117,961	$114,204
Cost of revenue	64,253	62,494
Gross margin	53,708	51,710
Operating expenses:
Research and development	19,032	16,934
Selling and marketing	14,188	14,532
General and administrative	12,589	12,264
Total operating expenses	45,809	43,730
Operating income	7,899	7,980
Other income (expense), net	(794)	(187)
Income before income taxes	7,105	7,793
Income tax expense	2,351	2,513
Net income	$4,754	$5,280

Net income per share
Basic	$0.16	$0.18
Diluted	$0.16	$0.18

Number of shares used in calculations per share
Basic	29,653	29,189
Diluted	30,230	30,033

Stock-based compensation included in above figures:
Cost of revenue	$215	$169
Research and development	832	731
Selling and marketing	309	338
General and administrative	1,751	1,840
Total	$3,107	$3,078

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 28, 2015	December 27, 2014

Assets
Cash and cash equivalents	$183,661	$185,957
Short term investments	37,256	36,166
Accounts receivable, net	37,705	71,056
Unbilled revenue	633	2,614
Inventory	49,698	47,857
Deferred tax assets	22,030	21,505
Other current assets	9,501	9,704
Total current assets	340,484	374,859
Property and equipment, net	30,501	31,297
Deferred tax assets	8,393	8,409
Goodwill	48,751	48,751
Intangible assets, net	18,274	19,146
Other assets	11,265	10,751
Total assets	$457,668	$493,213

Liabilities and stockholders' equity
Accounts payable	$35,666	$60,256
Accrued expenses	14,322	18,701
Accrued compensation	7,805	16,235
Deferred revenue and customer advances	1,769	3,849
Total current liabilities	59,562	99,041
Long term liabilities	3,819	3,736
Stockholders' equity	394,287	390,436
Total liabilities and stockholders' equity	$457,668	$493,213

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the three months ended
	March 28, 2015	March 29, 2014
Cash flows from operating activities:
Net income	$4,754	$5,280
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,561	3,142
(Gain)/Loss on disposal of property and equipment	22	(10)
Stock-based compensation	3,107	3,078
Deferred income taxes, net	(102)	1,912
Tax benefit of excess stock based compensation deductions	(560)	(2,231)
Non-cash director deferred compensation	38	11
Changes in operating assets and liabilities — (use) source
Accounts receivable	33,351	2,808
Unbilled revenue	1,981	(75)
Inventory	(1,998)	4,080
Other assets	203	(3,588)
Accounts payable	(21,835)	(7,924)
Accrued expenses	(4,374)	(1,399)
Accrued compensation	(8,430)	(11,862)
Deferred revenue and customer advances	(2,080)	(665)
Long term liabilities	83	(319)
Net cash provided by (used in) operating activities	7,721	(7,762)

Cash flows from investing activities:
Additions of property and equipment	(4,445)	(2,177)
Change in other assets	(515)	—
Purchases of investments	(3,541)	(11,211)
Sales of investments	2,500	2,500
Net cash used in investing activities	(6,001)	(10,888)

Cash flows from financing activities:
Proceeds from stock option exercises	1,466	6,957
Income tax withholding payment associated with restricted stock vesting	(1,118)	(1,118)
Stock repurchases	(4,924)	—
Tax benefit of excess stock based compensation deductions	560	2,231
Net cash provided by (used in) financing activities	(4,016)	8,070

Net decrease in cash and cash equivalents	(2,296)	(10,580)
Cash and cash equivalents, at beginning of period	185,957	165,404
Cash and cash equivalents, at end of period	$183,661	$154,824

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended
	March 28, 2015	March 29, 2014

Revenue: *
Home Robots	$111,085	$108,035
Domestic	$40,627	$41,030
International	$70,458	$67,005

Defense & Security	$6,526	$5,602
Domestic	$3,853	$3,135
International	$2,673	$2,467

Product	$6,372	$5,592
Contract	$154	$10

Product Life Cycle	$4,728	$3,533

Gross Margin Percent:
Home Robots	51.1%	50.4%
Defense & Security	33.2%	37.2%
Total Company	45.5%	45.3%

Units shipped:
Home Robots *	491	465
Defense & Security	28	38

Average gross selling prices for robot units:
Home Robots	$238	$243
Defense & Security *	$59	$54

Defense & Security Funded Product Backlog *	$13,655	$12,444

Days sales outstanding	30	30

Days in inventory	71	61

Headcount	589	539

* in thousands

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended
	March 28, 2015	March 29, 2014

Net income	$4,754	$5,280

Interest income, net	(154)	(145)
Income tax expense	2,351	2,513
Depreciation	2,621	2,167
Amortization	940	975

EBITDA	10,512	10,790

Stock-based compensation expense	3,107	3,078
Merger and acquisition expense	—	—
Net intellectual property litigation expense	(510)	369
Restructuring expense	—	—

Adjusted EBITDA	$13,109	$14,237

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, merger and acquisition expense, net intellectual property litigation expense, and restructuring expense. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 Ù 781.430.3000 Ù Fax 781.430.3001 Ù www.irobot.com